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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K


                          Current Report Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 25, 1997

                                OncorMed, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)


                1-13768                                52-1842781
        (Commission File Number)         (I.R.S. Employer Identification No.)


  205 Perry Parkway, Gaithersburg, MD                    20877
(Address of Principal Executive Offices)               (Zip Code)


                                (301) 208-1888
             (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         Pursuant to a License, Services and Marketing Agreement (the "Incyte Agreement"), dated February 25, 1997, the Company and Incyte Pharmaceuticals, Inc., a Delaware corporation ("Incyte"), have formed a broad-based collaboration in clinical genomics designed to create an integrated genomics and sequence-based mutation analysis capability for the two companies. The term of the Incyte Agreement expires on February 25, 2000 (the "Initial Term") unless extended by mutual agreement or earlier terminated in accordance with its terms.

         The Company has agreed to perform certain specified clinical genomic services relating to the creation of a tissue repository and the performance of a gene functional studies program (the "Collaborative Services"). Incyte has agreed to purchase a specified minimum of Collaborative Services during each year of the Initial Term. In addition, under the terms of the Incyte Agreement, the Company has obtained a non-exclusive, royalty-bearing license (without the right to sublicense) to use Incyte's high-throughput sequencing technology for use in the Company's clinical diagnostic services for a period ending five (5) years following termination of the Incyte Agreement, subject to certain limitations. In consideration for the grant of the license, the Company has issued to Incyte (i) Four Hundred One Thousand Thirty Three (401,033) shares of the Company's Common Stock (the "Definite Technology Shares"), and (ii) a warrant to purchase up to an aggregate of ten percent (10%) of the Company's Common Stock issued and outstanding on the date of such warrant's exercise (the "Warrant Shares"). The warrant is exercisable until February 25, 2000 at an exercise price per share equal to the greater of one hundred-ten percent (110%) of the fair market value per share of Common Stock on the trading day prior to the date of exercise and (i) Eight Dollars ($8.00) per share (if the warrant is exercised on or prior to February 25, 1998), (ii) Nine Dollars ($9.00) per share (if the warrant is exercised after February 25, 1998 but on or prior to February 25, 1999), or (iii) Thirteen Dollars and Fifty Cents ($13.50) per share (if the warrant is exercised after February 25, 1999 but on or prior to February 25, 2000). Notwithstanding the foregoing, Incyte has the option to fix the exercise price per share during each of the aforementioned periods; provided, however, that in no event shall the exercise price per share during each of the aforementioned periods be less than Eight Dollars ($8.00) per share, Nine Dollars ($9.00) per share and Thirteen Dollars and Fifty Cents ($13.50) per share, respectively.

         Furthermore, pursuant to a Securities Purchase Agreement between the Company and Incyte, Incyte purchased Three Hundred Seventy Two Thousand Five Hundred Fifty Five (372,555) shares of Common Stock from the Company for Three Million Dollars ($3,000,000) in the aggregate, or Eight Dollars and Five Cents ($8.05) per share (the "Cash Purchase Shares"). In addition, under the terms of the Securities Purchase Agreement the Company has agreed to issue to Incyte, under certain circumstances, up to an aggregate of One Hundred Thirty Thousand Seven Hundred Twenty Six (130,726) shares of the Company's Common Stock (the "Additional Shares"). Pursuant to the terms of an Investor's Rights Agreement between the Company and Incyte, Incyte was granted certain registration

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and other stockholder rights with respect to the Definite Technology Shares,
Warrant Shares, the Cash Purchase Shares and the Additional Shares.






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                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                OncorMed, Inc.
                                     (Registrant)

                                By:  /s/ Timothy J. Triche
                                   ----------------------------
                                   Name:  Timothy J. Triche, M.D., Ph.D.
                                   Title: Chairman and Chief Executive Officer


Dated:  March 6, 1997


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